As filed with the Securities and Exchange Commission on March 24, 2022

Registration No. 333-__________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
______________________

Arrow Financial Corporation
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of
Incorporation or organization)

22-2448962
(I.R.S. Employer
Identification Number)

250 Glen Street
Glens Falls, NY 12801
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas J. Murphy
President and Chief Executive Officer
Arrow Financial Corporation
250 Glen Street
Glens Falls, NY 12801
518.745.1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:

Michele C. Kloeppel
Thompson Coburn LLP
One US Bank Plaza
St. Louis, Missouri 63101
314.552.6170

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☐         Accelerated filer  ☑
Non-accelerated filer   ☐        Smaller reporting company   ☐
                Emerging growth company   ☐

_______________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. Arrow Financial Corporation may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED _______, 2022

PROSPECTUS

ARROW FINANCIAL CORPORATION
Automatic Dividend Reinvestment Plan
500,000 Shares
Common Stock

We are pleased to offer you the opportunity to participate in the Arrow Financial Corporation Automatic Dividend Reinvestment Plan, which we refer to as the Plan. The Plan is designed for long-term investors who wish to invest and build their stock ownership over time. The Plan provides you with the opportunity to reinvest all or a portion of the cash dividends paid on shares of Arrow Common Stock in additional shares of Common Stock. The plan also includes a direct stock purchase component, which permits current shareholders and new investors to make cash purchases of shares of our Common Stock in an economical and convenient manner.
Arrow has filed this Registration Statement on Form S-3 to register five hundred thousand (500,000) shares of its Common Stock, $1.00 par value, for sale by Arrow to participants under the Arrow Financial Corporation Automatic Dividend Reinvestment Plan.  Arrow Financial Corporation is a publicly traded company. The shares of Common Stock of Arrow are traded on the NasdaqGS Market under the ticker symbol AROW.
Please read this prospectus carefully and keep it and any future investment statements for your reference. If you have any questions about the Plan, please call the Plan Administrator, American Stock Transfer & Trust Company, LLC, or “AST,” toll free at 1-888- 444-0058. Customer service representatives are available Monday through Friday, between the hours of 8:00 A.M. and 8:00 P.M. Eastern time.
Neither the Securities and Exchange Commission (SEC) nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
Plan accounts are not savings accounts, deposit accounts or obligations of a bank. Thus, Plan accounts are not insured by the FDIC, SIPC or any other government agency, and may lose value. There is no bank guarantee of your Plan account or the securities in your account. Investing in our Common Stock involves investment risks. See the section titled “Risk Factors” in this Prospectus.

The date of this Prospectus is _______, 2022.

Arrow Financial Corporation
Automatic Dividend Reinvestment Plan

PROSPECTUS SUMMARY

This Prospectus describes the Arrow Financial Corporation Automatic Dividend Reinvestment Plan. The Plan offers existing shareholders as well as new investors a convenient and economical way to acquire new or additional shares of our Common Stock without paying any brokerage commissions or service charges. The Plan also allows Arrow to raise capital should it determine at any time that shares to be acquired under the Plan by the Administrator on behalf of the participants will be acquired directly from Arrow instead of on the open market.

Under the Plan, all cash dividends paid on a participant's shares of Arrow Common Stock are automatically invested for such participant in additional shares of Arrow Common Stock. Participants also may make optional cash contributions to the Plan to purchase additional shares of our Common Stock.

Participation in the Plan is entirely voluntary. You may join at any time and terminate whenever you wish.

No person is authorized to give any information or to make any representation not contained in this Prospectus. You must not rely on any unauthorized representations or information. This Prospectus is an offer to sell only the shares of Common Stock offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. In deciding whether you will participate in the Plan and purchase Arrow common stock through the Plan, you should rely only on this Prospectus, any Prospectus supplement, and the incorporated Arrow documents. You should not assume that the information contained in this Prospectus is accurate as of any other date.

INFORMATION ABOUT
ARROW FINANCIAL CORPORATION

Arrow is a two-bank holding company headquartered in Glens Falls, New York.   Our principal executive office is located at 250 Glen Street, Glens Falls, New York 12801 and our telephone number is 518-745-1000. Our business is primarily owning, supervising and controlling our banking subsidiaries. Our nationally chartered banking subsidiaries are Glens Falls National Bank and Trust Company (Glens Falls National/GFNB) the main office of which is located in Glens Falls, New York, and Saratoga National Bank and Trust Company (Saratoga National/SNB), the main office of which is located in Saratoga Springs, New York.  Active subsidiaries of Glens Falls National include Upstate Agency, LLC (an insurance agency), North Country Investment Advisers, Inc. (a registered investment adviser that provides investment advice to our proprietary mutual funds) and Arrow Properties, Inc. (a real estate investment trust, or REIT). Arrow also owns directly two subsidiary business trusts, organized in 2003 and 2004 to issue trust preferred securities (TRUPs), which are still outstanding.

Our banks serve their hometowns and the communities in Northeastern New York State through a network of banking offices. We also offer electronic banking services, including automated teller machines, point-of-sale terminals, internet banking and mobile banking. Our banks are full service commercial banks. They provide a broad range of financial products, including trust services, demand and time deposit accounts and mortgage, consumer and commercial loans. We also offer insurance products and services through our insurance agency.

Arrow Financial Corporation is a publicly traded company. The shares of Common Stock of Arrow are traded on the NasdaqGS Market under the ticker symbol AROW. Therefore, a great deal of information regarding our company is available. The following are some of the documents available to help you learn about our company:

•Our Proxy Statement filed on Schedule 14A with the Securities and Exchange Commission (“SEC”)

•Our Annual Report filed on Form 10-K with the SEC

•Our Quarterly and Current Reports filed on Forms 10-Q and 8-K with the SEC

You may read and copy any such reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., in Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Arrow's SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

You may also receive copies of these reports and other documents incorporated by reference in this Prospectus at no charge by contacting:

Investor Relations
Arrow Financial Corporation
250 Glen Street
Glens Falls, New York 12801
Tel: 518-745-1000, Ext. 4307

We also invite you to visit our web site at: www.arrowfinancial.com.

CAUTIONARY NOTE ABOUT FORWARD LOOKING STATEMENTS

The information contained in this Prospectus and in other documents incorporated by reference in this prospectus may contain statements that are not historical in nature but rather are based on our beliefs, assumptions, expectations, estimates and projections about the future.  These statements are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve a degree of uncertainty and attendant risk.  Words such as “expects,” “believes,” “anticipates,” “estimates” and variations of such words and similar expressions are intended to identify such forward-looking statements.  Some of these statements are merely presentations of what future performance or changes in future performance would look like based on hypothetical assumptions and on simulation models.  Other forward-looking statements are based on our general perceptions of market conditions and trends in business activity, both our own and in the banking industry generally, as well as current management strategies for future operations and development. We undertake no general obligation to revise or update the forward-looking statements contained in this Prospectus to reflect the occurrence of unanticipated events at any point in the future.

RISK FACTORS

An investment in our securities involves risk. Before making an investment decision, you should carefully read and consider the risk factors set forth in our most recent Annual Report on Form 10-K filed with the SEC (the “Latest Form 10-K”) under the heading “Risk Factors,” as well as any updated disclosure about risk factors contained in any of our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K or other filings that we have made with the SEC since the Latest Form 10-K, all of which reports have been incorporated by reference in this Prospectus. You should also refer to other information contained in or incorporated by reference in this Prospectus and any applicable Prospectus Supplement. Additional risks and uncertainties of which we are unaware or that we believe are not material at the time could also materially adversely affect our business, financial condition or results of operations. In any case, the value of our securities could decline, and you could lose all or part of your investment.

BENEFITS OF THE PLAN TO PARTICIPANTS

1.     No Service Charges or Sales Commissions ‑ We pay all administrative and service charges associated with the Plan. We also pay all brokerage commissions on your purchases and sales of shares through the Plan although these payments are treated as income to you for tax purposes.

2.    Full Investment of Funds ‑ The Plan permits fractional as well as full shares to be credited to your account.

3.    Added Income ‑ Fractional shares, like full shares, earn dividends.

4.    Simplified Record Keeping ‑ All paper work is done for you, and you receive a detailed quarterly statement.

ADMINISTRATOR

Our stock transfer agent, American Stock Transfer and Trust Company, LLC, serves as the Plan Administrator and generally oversees the Plan's operation.

American Stock Transfer and Trust Company, LLC also serves as the Plan's purchasing agent, overseeing purchases and sales of Arrow Common Stock for the Plan, and as custodian of all shares acquired and held under the Plan. American Stock Transfer and Trust Company, LLC maintains Plan accounts for individual participants and prepares and distributes to participants regular account statements.

INQUIRIES

For general information about your own Plan account, please contact:

American Stock Transfer and Trust Company, LLC:
1-888-444-0058

Or access your account on line at
www.astfinancial.com

Written correspondence concerning general provisions of the Plan (including whether you are eligible to participate) or your individual Plan account should be directed to the Plan Administrator at the following address:

American Stock Transfer and Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219

    For transaction processing, mail your request to:

American Stock Transfer and Trust Company, LLC
P.O. Box 922, Wall Street Station
New York, New York 10269-0560

ENROLLING IN THE PLAN

Both existing shareholders of Arrow and persons who are not existing shareholders of Arrow are eligible to enroll as participants in the Plan. Persons in either group may enroll using paper Enrollment Forms provided by the Plan Administrator or by enrolling on-line at www.astfinancial.com. Persons enrolling on line will be asked to follow essentially the same instructions and provide the same information as persons using paper Enrollment Forms. On-line enrollees will be given the opportunity to access or download this prospectus and will be asked to acknowledge they were given that opportunity.

Existing shareholders may join as follows:

If you already own shares of Arrow Common Stock and the shares are registered in your name, you may join the Plan at any time by completing a paper Enrollment Form and mailing it to the address on the form, or by enrolling on-line at www.astfinancial.com. You do not need to send your stock certificates or other evidence of share ownership to the Plan Administrator in order to enroll. If you enroll, all of the shares registered in your name will participate in the Plan; provided, however, that the Plan Administrator may, in its discretion, permit partial enrollment with respect to the holdings of a Plan participant.

If you own shares of Arrow Common Stock but the shares are not registered in your name (for example, if your shares are held in a brokerage or trust account and are registered in the broker's or trustee's name), you should contact whoever holds the shares for you and direct that person to re-register some or all of your Arrow shares in your name. You may then enroll the shares registered in your name, either by using a paper Enrollment Form or by enrolling on-line.

Persons who are not existing shareholders of Arrow may join as follows:

You may make your initial purchase of Arrow Common Stock at the same time that you enroll in the Plan. Your initial purchase of stock must be in an amount of $300 or more. If you enroll at the same time that you make your initial purchase of our stock, you may enroll either by using a paper Enrollment Form provided by our Plan Administrator or by enrolling online. If you use a paper Enrollment Form, complete and return the form to the address provided on the form and simultaneously pay for your initial purchase of stock, either by (i) including with your Enrollment Form a check n the amount of your initial purchase, made payable to American Stock Transfer and Trust Company, LLC, or (ii) indicating on the Enrollment Form that you authorize American Stock Transfer and Trust Company, LLC, as purchasing agent, to debit your checking or savings account at your bank. If, in the alternative, you wish to enroll and make your initial purchase of our stock on-line, go to www.astfinancial.com and follow the instructions. If you enroll and buy your initial shares on-line, you will pay for your shares by authorizing the purchasing agent to debit your checking or savings account in the appropriate amount.

When you enroll, your participation will automatically include any and all shares of Arrow Common Stock registered in your name at that time for the entire purchase. If you subsequently acquire additional shares of our stock (in addition to the shares you acquire through the Plan), those additional shares, if registered in your name and credited to your Plan account, will automatically be enrolled in the Plan without further action on your part.

INVESTMENT OPTIONS

Dividend Reinvestment: Once you enroll in the Plan, all cash dividends paid on your Arrow shares enrolled in the Plan (including shares acquired for you under the Plan) will be invested in additional shares of Arrow Common Stock.

Historically, Arrow's cash dividend payment dates have been on or around the 15th day of March, June, September, and December of each year (assuming dividends are being paid). The record dates for dividends are approximately 15 days prior to the payment dates. If you have questions about a record date or a payment date for a dividend, please call American Stock Transfer and Trust Company, LLC at 1-888-444-0058.

If you are contemplating enrolling shares in the Plan prior to an anticipated cash dividend for our Common Stock, your enrollment must be completed prior to the record date for that dividend in order to receive the dividend payment.

Optional Cash Contributions: If you are enrolled in the Plan, you also may acquire additional shares of our Common Stock under the Plan through optional cash contributions. Purchases of additional shares through optional cash contributions may be made on an individualized, non-recurring basis or on a pre-planned recurring basis, as explained further below. In either case, you may arrange to make such purchases by submitting the appropriate paper forms by mail or by using on-line contribution procedures. The minimum amount of any optional cash contribution is $100.

1.    Non-recurring Optional Cash Contributions.

If you wish to acquire additional shares by making a non-recurring optional cash contribution, you may do so by paper format or on-line. If you do so by paper format, you should complete the paper Contribution Form found at the bottom of your statement and send it to the address noted thereon. You may pay for shares by enclosing with the form a check in the appropriate amount, made payable to American Stock Transfer and Trust Company, LLC. If you choose to make a non-recurring optional cash contribution on-line, go to www.astfinancial.com and follow the instructions. If you use the on-line format, you submit your payment by authorizing the purchasing agent to debit your checking or savings account in the appropriate amount.

Amounts submitted as non-recurring optional cash contributions will be invested in additional shares usually on the first business day after the purchasing agent's receipt thereof, or as soon as practicable thereafter as determined by the purchasing agent. See the section of the Prospectus titled “How the Plan Purchases Shares; Pricing of Shares.”

2.    Recurring Optional Cash Contributions.

If you wish to purchase additional shares of our Common Stock through the Plan by making optional cash contributions on a monthly basis, you may sign up to do so at any time, provided you are enrolled in the Plan. You may sign up for recurring purchases either by completing a paper form and sending it to the purchasing agent at the appropriate address, or by using on-line sign up procedures. In either case, you must arrange for regular payments of your designated optional cash contribution amount by authorizing the Plan Administrator to withdraw such amount monthly from your checking or savings account at your bank. Please allow 4 to 6 weeks after you sign up for recurring optional cash contributions for the automatic withdrawals from your bank account and the resulting purchase of shares on your behalf to begin.

If you sign up to make monthly optional cash contributions to the Plan, you may discontinue doing so or change the amount of your recurring contribution at any time, by notifying the Plan Administrator of the change in writing.

For participants who elect to make monthly optional cash contributions to the Plan, contribution amounts will be automatically withdrawn from their bank accounts only on a specific day or days each month designated by the Plan Administrator. Currently, the Plan Administrator has designated that such withdrawals will be effected on the 10th day of each month. Amounts withdrawn will be invested in additional shares of our Common Stock as soon as practicable after their withdrawal as determined by the Plan Administrator.

No optional cash contribution, whether submitted on a recurring (i.e., monthly) or a non-recurring basis, may be in an amount of less than $100. Optional cash contributions submitted by a participant (including, if the Plan Administrator so determines, by multiple participants who are affiliates of one another) may not exceed $20,000 in any calendar month. Contributions received by the Plan Administrator that do not conform with dollar limits or rules established by the Plan Administrator for such contributions will be returned or refunded as soon as possible.

If your check or direct debit is returned as unpaid by your bank, the Plan Administrator will debit your Plan account in the applicable amount if the funds have not yet been invested. If however, the funds have been invested, the Plan Administrator reserves the right to sell the shares purchased with such funds. If the sale of the shares is not sufficient to satisfy the amount of the returned check or direct debit, the Plan Administrator will sell additional shares from your account as necessary to cover the unpaid amounts. In addition, the Plan Administrator will also sell additional shares from your account to recover the current cost of the returned check or direct debit, including processing costs.

For further information on purchasing shares through optional cash contributions, contact the Plan Administrator.

HOW THE PLAN PURCHASES SHARES;
PRICING OF SHARES

All shares of our Common Stock acquired under the Plan are purchased by the Plan's purchasing agent (also the Plan Administrator), American Stock Transfer and Trust Company, LLC.

Arrow shares acquired through the dividend reinvestment feature of the Plan may be purchased (i) on the open market and/or (ii) directly from Arrow, as determined from time to time by Arrow, consistent with applicable securities laws. Shares acquired directly from Arrow will be acquired at a purchase price based on the prevailing market price for the shares, as further described below.

All other shares acquired through the Plan, including shares acquired with optional cash contributions received from Plan participants and cash contributions received from new enrollees, will be purchased on the open market. Purchases in the open market may be made on any securities exchange where our shares are traded.

Shares Purchased on the Open Market

When the purchasing agent acquires shares for the Plan in the open market, it has sole authority to determine the exact timing of the purchases and in selecting the broker/dealer making the purchases, which broker/dealer may be an affiliate of the purchasing agent. Neither Arrow nor any participant in the Plan has the ability to control the timing of purchases or the selection of broker/dealers.

Generally, purchases of shares on the open market begin on or shortly after the date the purchasing agent receives the funds to be invested, usually on the first business day after receipt. For reinvested dividends, the receipt date is the dividend payment date, which currently is on or about the 15th day of March, June, September and December of each year (assuming dividends are being paid).

The purchasing agent is not required to invest amounts received by it for investment immediately after its receipt thereof if doing so would not, in the purchasing agent's good faith judgment, be in the best interests of the participants on whose behalf such funds are to be invested. In such cases, the purchasing agent may extend its purchase of shares with funds received for investment over a period of time not to exceed thirty (30) days from receipt, if and as permitted by law. Therefore, you will not be able to time with precision any market purchases of shares for your account and will bear the market risk associated with short-term fluctuations in the price of Arrow Common Stock. The stock price may go up or down before the purchasing agent completes its purchases of stock with your funds and the commingled funds of other participants. In addition, you will not earn interest on any funds sent by you or on your behalf to the purchasing agent prior to the time those funds are invested in shares.

When the purchasing agent commences market purchases with reinvested dividends or cash contributions at any time on any day, it aggregates all amounts received by it prior to that time and not previously invested by it in shares. All purchases of shares for Plan participants occurring in any one trading day generally will be aggregated by the purchasing agent, and the purchase price per share for each purchasing participant that day will be the weighted average price of all shares purchased that day on behalf of the participants.
Neither Arrow nor the Plan Administrator is responsible for the price paid for shares acquired on the open market for participants' accounts.

Shares Purchased From Arrow

    If at any time Arrow has determined that some or all of the cash dividends to be reinvested under the Plan will be invested in shares to be acquired directly from Arrow, such dividends received by the purchasing agent will be reinvested by it as soon as practicable after receipt thereof, by transfer of such funds back to Arrow, in return for Arrow's issuance of the appropriate number of shares. The price per share for all shares acquired from Arrow on any day will be the average closing price of Arrow Common Stock as reported on the NasdaqGS Market for the three (3) trading days immediately preceding the purchase, rounded to four (4) decimal places. Shares acquired under the Plan directly from Arrow may be authorized but unissued shares or treasury shares.

Stock Dividends

Arrow may declare and pay stock dividends from time to time. If you are participating in the Plan, all stock dividends paid on the Arrow shares in your Plan account will be credited directly to your Plan account on the record payment date along with any dividends paid on shares held by you in certificated or book-entry form. Transaction processing may be curtailed or suspended by the Plan Administrator during the pendency of any such transaction.

Possible Suspensions of Purchases

On occasion, purchases of Arrow shares under the Plan may be temporarily suspended for legal reasons. Neither Arrow nor the Plan Administrator shall be held accountable for any such suspension. In the event of an account suspension you will receive a notice from the Administrator under the Plan.

USE OF PROCEEDS

Arrow is unable to predict the number of shares of Common Stock that will be purchased under the Plan directly from Arrow (as opposed to on the open market) or the prices at which any such shares will be purchased from it. Arrow intends to use any proceeds derived by it from sales of its shares under the Plan for general corporate purposes. Arrow will not receive any proceeds from purchases of its shares on the open market made under the Plan by the Administrator on behalf of Plan participants.

PLAN OF DISTRIBUTION

Shares of our Common Stock purchased by the Administrator under the Plan may be purchased on the open market or directly from Arrow, consistent with the procedures and subject to the limitations described in the section of this Prospectus titled “How the Plan Purchases Shares; Pricing of Shares.” Plan participants for whose accounts such shares are acquired (including brokers or dealers) may resell such shares either in market transactions (including coverage of short positions) on any national securities exchange on which shares of our Common Stock trade or in privately negotiated transactions, without restriction under the Securities Act of 1933, as amended, except for any such participants who may also be deemed affiliates of Arrow or underwriters with respect to their purchase and sale of such shares. Our common stock is currently listed on NasdaqGS.

Subject to the number of our shares registered and available for offer and sale by us under the Plan, there is no total maximum number of shares that can be sold by us under the Plan pursuant to the reinvestment of dividends or optional cash purchases.

We pay all administrative and service charges associated with the Plan. We also pay all brokerage commissions on your purchases and sales of shares through the Plan although these commission payments will be treated as income to you for tax purposes.

Our Common Stock may not be available under the Plan in all states or jurisdictions. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our Common Stock or other securities in any state or any other jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

SHARES HELD IN PLAN ACCOUNTS

In Whose Name Are Shares Registered?

The purchasing agent normally will register in its own name, or in the name of its nominee, all shares of Arrow Common Stock purchased for and held in your Plan account. Thus, you will not normally receive stock certificates or evidence of book-entry share ownership for the shares acquired for your Plan account.

If you submit a request, however, American Stock Transfer and Trust Company, LLC will send you a stock certificate or evidence of book-entry share ownership for some or all of the shares in your account, registered in your name, without terminating the shares' participation in the Plan. You may submit a request for one or more stock certificates or evidence of book-entry share ownership in writing or on-line, at www.astfinancial.com. Shares represented by such certificates or evidence will still participate in the Plan.

You may also elect to withdraw shares held in your account from participating in the Plan as discussed in the section titled “Sale, Withdrawal or Transfer of Shares in Your Plan Account.”

No certificates or evidence for fractional shares will be issued.

Voting

You will control the voting of all Arrow shares held in your Plan account. The shares will be voted by the Plan Administrator or its nominee in accordance with your instructions. When Arrow distributes proxy materials to its shareholders, the Plan Administrator or the outside proxy agent will forward a set of the materials to you, including voting instructions for the shares you own through the Plan. You may return the proxy directly to Arrow and your Plan shares will be voted as you instruct.

Other Shareholder Rights

You will not lose any rights you have as an Arrow shareholder by participating in the Plan. If shareholders are given choices in exercising their rights, the Plan Administrator will act in accordance with your instructions in enabling you to exercise your rights for all shares in your Plan account as you choose.

Account Statements

As a participant, you will receive regular account statements from the Plan Administrator, American Stock Transfer and Trust Company, LLC. The statements will disclose the total amount invested on your behalf in stock purchases in the preceding period, the price paid per share and number of shares purchased in each such transaction, as well as other account information.

SALE, WITHDRAWAL OR TRANSFER OF SHARES
IN YOUR PLAN ACCOUNT

Sales

You can sell some or all of the Arrow shares held in your Plan account at any time by notifying the purchasing agent, American Stock Transfer and Trust Company, LLC. The purchasing agent will effect the sale of your shares on the open market as soon as practicable after receiving your instruction. The purchasing agent will have sole authority over the precise timing of the sale and selection of the broker/dealer executing the sale. Therefore, you will not be able to time with precision sales of shares from your account and will bear the market risk associated with any short-term fluctuation in the price of Arrow Common Stock. Generally, you will not be permitted to sell shares purchased for your account by the purchasing agent using funds received from you in a personal check within fifteen (15) days of the purchasing agent's receipt of the check.

All sales of shares for Plan participants occurring in any one trading day generally will be aggregated by the purchasing agent, and the sale price for each selling participant that day will be the weighted average price of all shares sold that day for participants. You will receive the cash proceeds from any sale of your Plan account shares less any required tax withholdings directly from the purchasing agent. These cash proceeds may be held by the Plan Administrator for a period of up to ten (10) days in its discretion in order to determine that transaction proceeds have cleared.

Of course, if you wish to sell some or all of your Plan shares through a stockbroker of your choice, you may withdraw the shares from the Plan and proceed with your sale.

Withdrawals

You may withdraw some of your Arrow shares from participation in the Plan, without terminating your participation with respect to the rest of your Arrow shares, by sending a request for withdrawal to the purchasing agent, American Stock Transfer and Trust Company, LLC, specifying the number of shares you wish to withdraw. You may request such withdrawal in writing or on-line at www.astfinancial.com

Withdrawn shares will not continue to participate in the Plan after the effective date of withdrawal, while the remaining shares in your account will continue to participate. If the shares withdrawn from participation are held in your Plan account, you will receive one or more certificates (or evidence of book-entry share ownership) representing such shares from the purchasing agent, registered in your name. If you request withdrawal from participation of all of your shares that are participating in the Plan, your request will be treated as a notice of termination of your participation in the Plan. Withdrawals may be subject to procedures adopted by the Plan Administrator.

You also may elect upon termination to leave your shares in your Plan account indefinitely; if so, subsequent cash dividends will be sent directly to you and subsequent stock dividends on shares in your Plan account will be credited to your account.

Gifts

You may also use the Plan to make gifts of shares held in your Plan account to anyone you choose, whether or not the intended recipient (donee) is a current participant in the Plan or wishes to become a participant.

1.    If your donee already participates in the Plan, you may either transfer the shares directly from your account to the donee's account or make an optional cash contribution to the donee's account in an amount equal to the current market value of the shares in your account that you have identified as constituting the gift.

2.    If your donee does not currently participate in the Plan but wishes to open an account, you may either transfer the shares directly from your account into a new account established for the donee or make an initial cash contribution to the donee's new account equal to the current market value of the gifted shares.

3.    If your donee is not a participant and does not wish to become one, you may transfer any number of shares out of your Plan account to the donee.

4.     If you wish to transfer shares from your account to a Plan account of your donee, or to your donee directly, you must transfer a whole number of shares unless you transfer your entire Plan account.

In order to transfer the ownership of all or a part of the whole shares of Arrow Common Stock held in your Plan account, you must mail to the purchasing agent, American Stock Transfer and Trust Company, LLC, a transfer request form along with a properly signed stock power and certificates or other evidence of stock ownership of the shares you wish to transfer. The stock power form can be obtained from the purchasing agent, a bank, or a stock broker. You must have your signature guaranteed by a financial institution participating in the Medallion Guarantee program. The Medallion Guarantee program insures that the individual signing the stock power or the certificate is, in fact, the registered owner as it appears on the stock certificate, stock power or other evidence of stock ownership.

The purchasing agent will send the recipients of gifts a notice of such transfer.

If your request to transfer shares out of your account is received during the 3 business days prior to a dividend record date, the processing of your request may be held until your account is credited with reinvested dividends. This holding period could be as long as 4 weeks.

No Commissions

Plan participants pay no brokerage commissions or fees for any purchases or sales of stock for their Plan accounts, although they are subject to taxation on the value of such commissions or fees paid on their behalf by Arrow. Participants are not charged any fees for distributions of shares or stock certificates or evidence of book-entry share ownership to them out of their Plan accounts. All expenses of the Plan are borne by Arrow.

Terminating Your Account

You may terminate your participation in the Plan at any time, and thereby terminate your Plan account, by giving notice to the Plan Administrator, American Stock Transfer and Trust Company, LLC. You may give notice by paper format, i.e., by written notice sent to the Plan Administrator, or on-line, at www.astfinancial.com. Termination will be effective upon the Plan Administrator's receipt of your notice. Arrow also may terminate your account at any time by notice mailed to you and the purchasing agent. If your request to terminate participation in the Plan is received at least 2 business days prior to any dividend payment date, your account will be terminated and that dividend will be paid to you in cash. If your request to terminate participation in the plan is received during the 3 business days prior to any dividend payment date, that dividend will be invested. However, all subsequent dividends will be paid to you in cash.

What Happens to Your Shares?

Upon termination, certificates (or evidence of book-entry share ownership) for full Arrow shares will be issued in your name. If you choose, however, the shares will be sold by the purchasing agent, American Stock Transfer and Trust Company, LLC, and the proceeds sent to you. Sales generally will be aggregated with other sales occurring that day for other Plan participants, with all participants to receive the same weighted average price for all shares sold that day. Fractional shares will be automatically converted to cash, based on the current market price of Arrow Common Stock, and the proceeds remitted to you.

You also may elect upon termination to leave your shares in your Plan account indefinitely; if so, subsequent cash dividends will be sent directly to you and subsequent stock dividends on shares in your Plan account will be credited to your account.

What if You Sell All Your Arrow Shares that are not in Your Account?

If you are a Plan participant but dispose of all Arrow shares registered in your name that are not held in your account, the Plan Administrator may, at its option, terminate your account and distribute to you all shares then held in your account. Otherwise, your account will continue and dividends subsequently paid on the shares in your account will be invested in additional shares.

What if You Terminate Your Participation in the Plan but Later Desire to Re-Enroll in the Plan?

Generally, a participant who previously ceased Plan participation may resume participation at any time by following the procedures set forth in the section titled “Enrolling in the Plan.” However, Arrow and the Plan Administrator each reserves the right to reject any request to resume participation from a previous Plan participant on the basis of excessive enrollments and terminations by such former participant or its affiliates.

RESPONSIBILITIES OF THE PLAN ADMINISTRATOR AND ARROW

The Plan Administrator's responsibilities include, without limitation, administration of the Plan; keeping records of all Plan accounts; sending periodic statements of Plan activities to each participant; and the performance of other duties relating to the Plan. The Plan Administrator also acts as the purchasing agent under the Plan. If the Plan Administrator resigns or otherwise ceases to act as Plan Administrator, Arrow will appoint a new plan administrator to administer the Plan.

Arrow and American Stock Transfer and Trust Company, LLC, as the Plan Administrator, purchasing agent and custodian, are not liable for any act or failure to act on their part, if the act or failure to act was not knowingly wrongful. Arrow and American Stock Transfer and Trust Company, LLC also are not liable (1) for failing to terminate a participant's account when the participant dies, if they do not know of the death, (2) for the price at which shares are purchased or sold for a participant's account, or (3) for the timing of purchases or sales for a participant's account.

Neither Arrow nor the Plan Administrator will have any duties, responsibilities or liabilities other than those expressly set forth in the Plan or imposed by applicable law. Since the Plan Administrator is responsible for administering the Plan, Arrow specifically disclaims any responsibility for administration of the Plan. None of Arrow's directors, officers or employees will have any personal liability under the Plan.

Neither Arrow nor American Stock Transfer and Trust Company, LLC is able to guarantee you a profit or protect you against a loss on the shares you purchase under the Plan.

Although the Plan contemplates the continuation of quarterly cash dividend payments by Arrow, the payment of cash dividends is at the discretion of Arrow's Board of Directors, and is subject to limitations set forth in applicable laws and regulations and, possibly, debt agreements to which Arrow is a party. In deciding upon dividends, the Board considers current and expected future earnings, the financial condition of Arrow and other factors. If cash dividends are suspended for any period of time, the Plan, at Arrow's determination, may also be suspended and optional cash contributions will not be accepted or invested.

Arrow reserves the right to suspend, change or terminate the Plan at any time. Arrow and the Plan Administrator each reserve the right to suspend or terminate your participation in the Plan at any time. In either case, you will be notified in writing. Your pre-existing Plan account will not be negatively affected by such action.

U.S. FEDERAL INCOME TAX INFORMATION

The following is a summary of the general U.S. Federal income tax consequences for individuals participating in the Plan. This summary is not a comprehensive summary of all the U.S. Federal income tax considerations that may be relevant to a participant in the Plan. This summary is based on the laws in effect at the time of the preparation of this document. Such laws may be changed before the taxable events described actually occur. Therefore, you are urged to consult your tax advisor regarding the consequences of participation in the Plan. No information is provided with respect to state, local or foreign tax consequences of participation in the Plan.

Reinvested Dividends

In the case of shares (including any fractional share) purchased by the Plan Administrator in open market transactions using cash dividends received by the Plan Administrator with respect to your Plan shares, you will be treated, for Federal income tax purposes, as having received a distribution equal to the amount of such cash dividends, plus the amount of any brokerage fees paid by us in connection with those purchases.
In the case of shares (including any fractional share) purchased by the Plan Administrator directly from Arrow using cash dividends received by the Plan Administrator with respect to your Plan shares, you will be treated, for Federal income tax purposes, as having received a distribution equal to the fair market value of such shares on the date of purchase. Generally, this will be identical or similar to the amount of cash dividends that you would have received on such shares if you were not participating in the Plan.
If you participate in the optional cash contribution feature of the Plan under which the Plan Administrator buys shares on the open market with recurring or non-recurring cash contributions received directly from you or on your behalf, you will not be treated, for Federal income tax purposes, as having received any distribution from us with respect to the shares purchased for your account, other than with respect to the amount of brokerage fees paid by Arrow on your behalf in connection with those purchases.

Any other distributions of cash or property received by you under the Plan with respect to shares held in your Plan account will be taxable as dividends to the extent of our current or accumulated earnings and profits. To the extent the distributions are in excess of our current or accumulated earnings and profits, the excess portion will be treated first as a tax-free return of capital, reducing the tax basis in your shares, and to the extent in excess of your tax basis will be taxable as gain realized from the sale of your shares. In addition, if we designate part or all of our distributions as capital gain dividends, those designated amounts will be treated by you as long-term capital gains.

Plan Costs and Fees

As noted above, brokerage commissions, if any, incurred by Arrow on your behalf and on the behalf of other Plan participants in connection with the purchases or sales by the Plan Administrator of shares on the open market, will be reported as additional taxable income to you and the other Plan participants on a pro rata basis, based on each individual participant's pro rata share of the brokerage commissions for net purchases or sales on any given day.

Contribution or Withdrawal of Shares

You will not realize gain or loss for U.S. Federal income tax purposes upon your election to participate in the Plan. In addition, (i) your record transfer of any shares owned by you to American Stock Transfer and Trust Company, LLC, as custodian of the Plan, at any time, (ii) your election to terminate participation in the Plan of some or all of the shares previously participating (assuming you do not elect to have the Plan custodian sell any such shares), or (iii) your election to have the Plan custodian distribute stock certificates (or evidence of book-entry share ownership) to you representing some or all of your shares that are participating in the Plan, will not, in any such case, result in your realization of any gain or loss for U.S. Federal income tax purposes.

Sale of Plan Shares; Tax Basis, Holding Period

Generally, you will realize gain or loss upon the sale of your shares (including the receipt of cash for fractional shares) held in your Plan account. Your tax basis in any shares acquired on your behalf through the Plan, either with reinvested dividends or through optional cash contributions, will generally equal the total amount of distributions you are treated as having received for Federal income tax purposes as described above with respect to such shares. The holding period for determining whether you have long-term or short-term capital gain or loss upon a subsequent sale of shares purchased under the Plan commences on the date following the date the shares are purchased on your behalf.

Backup Withholding

In general, dividends on your shares (including any discounts treated as dividends) and proceeds from the sale of your shares held in the Plan generally will be subject to backup withholding at the applicable rate specified by the IRS, unless you provide a properly completed IRS Form W-9 (if you are a U.S. person) to the Plan Administrator or otherwise establish an exemption. If you have not provided an IRS Form W-9 to the Plan Administrator, you may obtain one from the Plan Administrator. A non-U.S. person may have to comply with certification procedures to establish that he or she is not a United States person in order to avoid backup withholding. Any amount withheld as backup withholding will be allowable as a refund or credit against your U.S. federal income tax liability, provided that the required information is timely furnished to the IRS.

AVAILABLE INFORMATION

Arrow Filings

Arrow files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any such reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at l-800-SEC-0330 for further information on the public reference room. Arrow's SEC filings are also available to the public on the SEC internet site at http://www.sec.gov.

Incorporated Documents

Arrow is permitted to “incorporate by reference” into this Prospectus certain information Arrow files with the SEC. This means we disclose important information to you by referring you to various other documents filed by us with the SEC, both documents filed in the past and documents to be filed in the future. The information incorporated by reference is considered to be part of this Prospectus, and later information filed with the SEC that also is incorporated by reference herein will update and supersede the information incorporated by reference. The documents listed below filed by us with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and future filings of similar documents by us with the SEC filed (i) after the date of the initial registration statement and prior to the effectiveness of the registration statement, and (ii) after effectiveness of the registration statement and prior to the termination of the offering, comprise the incorporated documents:

(a)    Our Annual Report on Form 10-K for our fiscal year ended December 31, 2021, filed on March 11, 2022;

(b)    Our Current Reports on Form 8-K filed on January 27, 2022, February 1, 2022 and February 28, 2022 (except, in any such case, the portions furnished and not filed pursuant to Item 2.02, Item 7.01 or otherwise); and

(c)    The description of our Common Stock, $1.00 par value per share, as contained in our Registration Statement on Form 8-A effective pursuant to Section 12 of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

At your request, we will send you a copy, at no charge, of any or all of these incorporated documents. Written requests should be directed to Investor Relations, Arrow Financial Corporation, 250 Glen Street, Glens Falls, New York 12801. Telephone requests for copies may be directed to (518) 745-1000, Ext. 4307, Investor Relations.

Legal Matters

Certain legal matters relating to the Plan and this Prospectus have been reviewed for Arrow by the law firm of Thompson Coburn LLP.

Experts

The consolidated financial statements of Arrow as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2021, have been incorporated by reference herein and in the registration statement, in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Part II
Information Not Required in Prospectus

Item 14.        Other Expenses of Issuance and Distribution.

SEC Registration Fee	$710.29
Legal Fees and Expenses	$12,000.00
Accounting Fees and Expenses	$8,500.00
Plan Administrator Fees and Expenses	$—
Printing and Mailing Expenses	$1,000.00
Miscellaneous	$—
Total Expenses	$22,210.29

Item 15.     Indemnification of Directors and Officers.

Sections 721-726 of the New York Business Corporation Law generally provide for or permit a corporation to indemnify the directors and officers against liabilities they may incur in such capacities provided certain standards are met, including good faith and the reasonable belief that the particular action was in, or not opposed to, the best interests of the corporation.

The Registrant's Certificate of Incorporation provides that directors and officers of the Registrant shall be indemnified, to the fullest extent permitted by the Business Corporation Law, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorneys' fees) incurred by them in connection with actions to which they are, or are threatened to be made, parties.  If a director or officer is not successful in the defense of an action, he or she is entitled to indemnification, under the Registrant's Certificate of Incorporation and the relevant provisions of law, if ordered by a court or if the Board of Directors, acting by a majority vote of a quorum of disinterested directors or upon the written opinion of independent legal counsel, determines that the director or officer acted in good faith for a purpose which he or she reasonably believed to be in the best interests of the Registrant, and, in criminal actions, had no reasonable cause to believe his or her conduct was unlawful.  In connection with actions by or in the right of the Registrant (derivative suits) as to which the director or officer is not successful, indemnification is permitted for expenses and amounts paid in settlement only if and to the extent that a court of competent jurisdiction deems proper, and indemnification for adverse judgments is not permitted.

Under the Registrant's Certificate of Incorporation and applicable provisions of law, the Board of Directors or the Registrant may advance expenses to a director or officer before final disposition of an action or proceeding upon receipt of an undertaking by the director or officer to repay the amount advanced if he or she is ultimately found not to be entitled to indemnification with respect thereto.

The Registrant's Certificate of Incorporation also provides that to the fullest extent permitted by law, subject only to the express prohibitions on limitation of liability set forth in Section 402(b) of the Business Corporation Law, a director of the Registrant shall not be liable to the Registrant or its shareholders for monetary damages for any breach of duty as a director.

Pursuant to policies of directors' and officers' liability insurance, the directors and officers of the Registrant and its subsidiary banks are insured, subject to the limits, exceptions and other terms and conditions of such policy, against liability for claims made against them for any actual or alleged error or misstatement or misleading statement or act or omission or neglect or breach of duty while acting in their individual or collective capacities as directors or officers of such entities.

Item 16. Exhibits.
See the Exhibit Index attached to this registration statement and incorporated herein by reference.

Item 17.     Undertakings.

(a)    The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)    Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)    The undersigned registrant hereby undertakes that:

(1)    For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)    For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glens Falls, State of New York, on March 24, 2022.

ARROW FINANCIAL CORPORATION
By: /s/ Thomas J. Murphy
Thomas J. Murphy
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Arrow Financial Corporation, hereby severally and individually constitute and appoint Thomas J. Murphy and Edward J. Campanella and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments (including post-effective amendments) to this Registration Statement on Form S-3 and all instruments necessary or advisable in connection therewith and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have the power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and instruments.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date
/s/ Thomas J. Murphy Thomas J. Murphy	President, Chief Executive Officer and Director (Principal Executive Officer)	March 24, 2022
/s/ Edward J. Campanella Edward J. Campanella	Senior Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 24, 2022
/s/ Thomas L. Hoy Thomas L. Hoy	Chairman and Director	March 24, 2022
/s/ Mark L. Behan Mark L. Behan	Director	March 24, 2022
/s/ Tenée R. Casaccio Tenée R. Casaccio	Director	March 24, 2022
/s/ Gregory J. Champion Gregory J. Champion	Director	March 24, 2022
/s/ Michael B. Clarke Michael B. Clarke	Director	March 24, 2022
/s/ Gary C. Dake Gary C. Dake	Director	March 24, 2022
/s/ David G. Kruczlnicki David G. Kruczlnicki	Director	March 24, 2022
/s/ Raymond F. O'Conor Raymond F. O'Conor	Director	March 24, 2022
/s/ Elizabeth A. Miller Elizabeth A. Miller	Director	March 24, 2022
/s/ William L. Owens William L. Owens	Director	March 24, 2022
/s/ Colin L. Read Colin L. Read	Director	March 24, 2022

Exhibit Index
The following exhibits are filed or incorporated by reference as part of this registration statement:

Exhibit Number	Exhibit
3.1	Certificate of Incorporation of the Registrant, as amended, filed as Exhibit 3.1 to the Registrant's Form 8-K filed on June 5, 2019 and incorporated herein by reference.
3.2	By-laws of the Registrant, as amended, filed as Exhibit 3.(ii) to the Registrant's Form 8-K filed on November 24, 2009 and incorporated herein by reference.
4.1
Amended and Restated Declaration of the Trust by and among U.S. Bank National Association, as Institutional Trustee, the Registrant, as Sponsor and certain Administrators named therein, dated as of July 23, 2003, relating to Arrow Capital Statutory Trust II, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.1

4.2
Indenture between the Registrant, as Issuer, and U.S. Bank National Association, as Trustee, dated as of July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.2

4.3
Placement Agreement by and among the Registrant, Arrow Capital Statutory Trust II and SunTrust Capital Markets, Inc., dated July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.3

4.4
Guarantee Agreement by and between the Registrant and U.S. Bank National Association, dated as of July 23, 2003, incorporated herein by reference from the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003, Exhibit 4.4

4.5
Amended and Restated Trust Agreement among the Registrant, as Depositor, Wilmington Trust Company, as Property Trustee, Wilmington Trust Company, as Delaware trustee, and certain Administrators named therein, dated as of December 28, 2004, relating to Arrow Capital Statutory Trust III, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.6

4.6
Junior Subordinated Indenture between the Registrant, as Issuer, and Wilmington Trust Company, as Trustee, dated as of December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.7

4.7
Placement Agreement among the Registrant, Arrow Capital Statutory Trust III and SunTrust Capital Markets, Inc., dated December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.8

4.8
Guarantee Agreement between the Registrant and Wilmington Trust Company, dated as of December 28, 2004, incorporated herein by reference from the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, Exhibit 4.9

5.1 *	Opinion of Thompson Coburn LLP
23.1 *	Consent of KPMG LLP
23.2 *	Consent of Thompson Coburn LLP (included in the opinion as Exhibit 5.1 to this Registration Statement).
24.1 *	Power of Attorney (set forth on the signature page)
107 *	Calculation of Filing Fees Tables

            * Filed herewith